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                                                                   Exhibit 23.14

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 9, 1999 on Central File, Inc.'s financial statements as of December 31, 1998, and for the year then ended, included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on November 24, 1999, and to all references to our Firm included in this registration statement.




                                                          /s/ Fernandez & Bravo


San Juan, Puerto Rico
November 18, 1999